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                                                                    EXHIBIT 10.1



        HELIX
(LOGO)  CAPITAL



November 6, 1998

John Gleason
Executive Vice-President
Michael Wallace
Chief Financial Officer
Kellstrom Industries, Inc.
14000 NW 4th Street
Sunrise, FL 33325

     Re: FIRST AMENDMENT TO AGREEMENT WITH HELIX MANAGEMENT COMPANY II, LLC,
         DATED MARCH 28, 1997.


Gentlemen,

         Further to the recent resolution of Kellstrom's Board of Directors concerning the amendment of the Engagement Agreement between Kellstrom and Helix Management Company II, LLC, dated March 28, 1997 ("Engagement Agreement"), described below are the revised terms of the Engagement Agreement which were authorized by the Board:

         The second sentence of Section 2.3.3.1 of the Agreement shall be deleted in its entirety and shall be replaced by the following:
         "Success fees for any Transaction, as defined above, will be determined on a per Transaction basis, based upon the size of each Transaction. The success fee for each Transaction shall be in an amount equal to the following percentages of total Consideration Paid in such Transaction:
         A. For Transactions in which total Consideration Paid is less than $50 million:
                     5.0% of the first $5 million of Consideration Paid, plus 2.5% of the next $10 million of Consideration Paid, plus 0.75% of Consideration Paid in excess of $15 million.
         B. For Transactions in which total Consideration Paid is $50 million or more, up to $1,000 million:
                     1.50% of the first $50 million of Consideration Paid, plus 0.75% of the next $200 million of Consideration Paid, plus 0.50% of Consideration Paid in excess of $250 million, up to $1,000 million.
         C. For Transactions in which total Consideration Paid is in excess of $1,000 million, the success fee shall be determined by mutual agreement between the Company and Helix.

Except as specifically described above, all terms of the Engagement Agreement shall remain unchanged.


                                                Helix Management Company II, LLC
                                                     98 Battery Street/Suite 600
                                                         San Francisco, CA 94111
                                               (415) 956-9944 Fax (415) 956-9951


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(LOGO)                                               Messrs. Gleason and Wallace
                                                               6 November, 1998:
                                                                     Page 2 of 2





Please execute, on behalf of Kellstrom, the additional copy of this letter enclosed herewith and return it to me at your earliest convenience. When so executed by you, this letter shall constitute the First Amendment to the Agreement.

I look forward to receiving from you the executed Amendment, and continuing to work with you and the entire Kellstrom team.

                           Very truly yours,

                           Helix Management Company II, LLC

                           (Sig Cut)


                           Yoav Stern, Principal


The foregoing terms of the First Amendment to the Engagement Agreement between Kellstrom Industries, Inc. and Helix Management Company II, LLC, dated March 28, 1997 are accepted and agreed to.

Executed as of August 25, 1998.

Kellstrom Industries, Inc.
--------------------------


/s/ John Gleason
------------------------------------------
By: John Gleason, Executive Vice-President



/s/ Michael Wallace
---------------------------------------
By: Michael Wallace, Chief Financial Officer







                                                Helix Management Company II, LLC
                                                     98 Battery Street/Suite 600
                                                         San Francisco, CA 94111
                                               (415) 956-9944 Fax (415) 956-9951